                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   DVI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   DVI, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   DVI, INC.
                                 500 HYDE PARK
                        DOYLESTOWN, PENNSYLVANIA  18901

                                ________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 15, 1995
                                ________________

To the Stockholders of DVI, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of DVI, Inc. (the "Company") will be held at the Cock 'N Bull Restaurant, Lahaska, Pennsylvania, on Friday, December 15, 1995, at 10:30 a.m., local time, for the following purposes:

         1. To elect five directors to constitute the Board of Directors, each to serve until the next meeting of Stockholders;

         2. To consider and act upon a proposal to amend Article Fourth of the Company's Certificate of Incorporation to increase the number of shares of common stock, $.005 par value per share ("Common Stock"), which the Company is authorized to issue from 13,000,000 shares to 75,000,000 shares;

         3. To consider and act upon a proposal to (i) ratify and approve Amendment No. 1 to Stock Purchase Agreement dated as of June 14, 1995 ("Amendment No. 1"), between the Company and MEFC Partners, L.P., and (ii) authorize and approve the issuance of an aggregate of 400,000 shares of Common Stock pursuant to the terms of Amendment No. 1;

         4. To consider and act upon a proposal to authorize and approve the DVI, Inc. 1995 Stock Bonus Plan which will provide for the issuance, under certain circumstances, of up to 200,000 shares of Common Stock in the aggregate to certain key employees;

         5. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending June 30, 1996; and

         6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The close of business on October 16, 1995 has been fixed as the record date for the determination of all stockholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment thereof.

         Holders of a majority of the outstanding shares of the Company's Common Stock must be present either in person or by proxy in order for the meeting to be held and it is important that your stock be represented regardless of the number of shares you hold. If you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail promptly the enclosed proxy for which a return envelope is provided.

                                              By Order of the Board of Directors



                                              Melvin C. Breaux
                                              Secretary
Dated: October 28, 1995

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                                   DVI, INC.
                                 500 HYDE PARK
                        DOYLESTOWN, PENNSYLVANIA  92714

                                 _____________

                                PROXY STATEMENT
                                  ___________

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 1995
                               ________________

         The Board of Directors of DVI, Inc., a Delaware corporation (the "Company"), is soliciting the enclosed proxy for use at the Company's Annual Meeting of Stockholders, to be held on Friday, December 15, 1995, at 10:30 a.m., local time, at the Cock 'N Bull Restaurant, Lahaska, Pennsylvania (the "Annual Meeting") and at any adjournment thereof. Whether or not you plan to attend the Annual Meeting, you are requested to date, sign and return the proxy to the Company as promptly as possible in the enclosed envelope. The shares of the Company's common stock, par value $.005 per share (the "Common Stock"), represented by proxies will be voted in accordance with the Board of Directors' recommendations unless the proxy indicates otherwise. Any stockholder giving a proxy may revoke it at any time prior to its use by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or by voting in person at the Annual Meeting.

         The close of business on October 16, 1995 has been fixed as the record date (the "Record Date") for the determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting. At such date, the Company had outstanding 9,620,898 shares of Common Stock. Each holder of Common Stock on the record date will be entitled to one vote for each share registered in such stockholder's name on each of the matters to come before the meeting. A majority of the outstanding shares of Common Stock will constitute a quorum. A list of stockholders entitled to vote will be available for examination by interested stockholders at the corporate headquarters of the Company, office of the Secretary, 500 Hyde Park, Doylestown, Pennsylvania 18901 during ordinary business hours from December 5, 1995 to the date of the meeting.

         If a stockholder abstains from voting on a proposal described in this Proxy Statement as to some or all of that stockholder's shares, that abstention will have the same effect as voting those shares against such proposal. If proxies are not furnished as to shares registered in the names of brokers or other "street name" nominees because the beneficial owner has not provided voting instructions (commonly referred to as "broker non-votes"), that will have the same effect as voting those shares against the proposal relating to increasing the authorized capital of the Company described in this Proxy Statement, but will have no effect on the outcome of the vote on the other proposals described in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

         The approximate date on which this Proxy Statement and form of proxy is first being sent or given to the Company's stockholders is November 20, 1995.

         The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1995 is being mailed concurrently with the mailing of this Proxy Statement. This Annual Report shall not be deemed to be soliciting material or incorporated in this Proxy Statement by reference. Brokerage houses, custodians, nominees and others may obtain additional copies of the Annual Report or this Proxy Statement by request to the Company.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS


         Five Directors are to be elected at the Annual Meeting of Stockholders to serve one-year terms until the 1996 Annual Meeting of Stockholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy. All except two of the nominees are currently directors of the Company and were elected Directors at the 1994 Annual Meeting of Stockholders. The Board of Directors is informed that all the nominees are willing to serve as Directors, but if any of them should decline to serve or become unavailable for election as a Director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors accordingly.

           Nominations for the election of Directors, other than by the Board of Directors, must be made by a stockholder entitled to vote for the election of Directors by giving timely written notice to the Secretary of the Company at the Company's principal offices. Such notice must be received not less than 60 calendar days nor more than 90 calendar days prior to the meeting; provided that, if in the event that notice or prior public disclosure of the date of the meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding annual meeting of stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth calendar day following the day on which such notice was mailed or such public disclosure was made. Such stockholder's notice must be in writing and must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including, but not limited to such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected. Such stockholder notice must also set forth the name and address, as they appear on the Company's books, of the nominating stockholder and the class and number of shares of Common Stock beneficially owned by such stockholder.

                             THE BOARD OF DIRECTORS

         The following table sets forth information concerning the Company's nominees for Director and information concerning a Director Emeritus:


                 NAME AND AGE                      PRESENT POSITION WITH THE COMPANY
                 ------------                      ---------------------------------
                 Gerald L. Cohn (67)               Director since 1986.
                 John E. McHugh (67)               Director since 1990.
                 Michael A. O'Hanlon (48)          President since 1994 and Director since 1993.
                 Nathan Shapiro (59)               Nominee for Director.
                 William S. Goldberg (39)          Nominee for Director.
                 Sidney Luckman (78)*              Director since 1987.


* Mr. Luckman does not seek re-election to the Board of Directors but is expected to be elected by the Board of Directors to the position of Director Emeritus following the Annual Meeting. As a Director Emeritus, Mr. Luckman will be permitted to attend (but not vote at) meetings of the Board of Directors.

         Mr. Cohn is a Director of the Company and has served in that capacity since 1986. Mr. Cohn is a private investor. Mr. Cohn presently serves as a director of HIS, Diagnostic Imaging Services, Inc. ("DIS"), SMT Health Services Inc., I.V.I. Publishing, Inc. and International Metals Acquisition Corp. In addition to his responsibilities as a Director, Mr. Cohn also acts as a consultant to the Company and serves on the Company's senior credit committee. Mr. Cohn is the father of Cynthia J. Cohn, a Company Vice President.

         Mr. McHugh is a Director of the Company and has served in that capacity since 1990. Mr. McHugh was formerly the President of, and now serves in a marketing and public relations capacity with, McHugh Construction and Developers, a firm he has been associated with since 1954.

         Mr. O'Hanlon is the Company's President and Chief Operating Officer and has served as such since September 1994. Mr. O'Hanlon became a Director in November 1993. From the time Mr. O'Hanlon joined the Company in March 1993 until September 1994 he served as Executive Vice President of the Company. Before joining the Company, for nine years, he served as President and Chief Executive Officer of Concord Leasing, Inc. ("Concord Leasing"), a major source of medical, aircraft, ship and industrial equipment financing. Previously, Mr. O'Hanlon was a senior executive with Pitney Bowes Credit Corporation. Mr. O'Hanlon is a director of DIS.

         Mr. Shapiro is a founder and President of SF Investments, Inc., a registered broker/dealer in business since 1972. Since 1979 he has been a director of Baldwin & Lyons, Inc., a publicly traded property and casualty insurance company. Mr. Shapiro is also the Chairman of the investment committee of Baldwin & Lyons, Inc. He is a trustee for CT&T Funds, a family of mutual funds sponsored by Chicago Title and Trust Company. Mr. Shapiro is also a director of Amli Realty Co.

         Mr. Goldberg is currently Managing Director of GKH Partners, L.P., a private equity investment and venture capital partnership with which he has been involved since 1988. Mr. Goldberg is a current or former director and/or executive officer of several public and privately-owned companies controlled by GKH Partners, L.P. One of the general partners of GKH Partners, L.P. is HGM Associates, L.P., an investment partnership that is controlled by certain descendants of Nicholas J. Pritzker, deceased, trusts for their benefit and/or entities controlled thereby.

         Mr. Luckman is presently a Director of the Company and has served in that capacity since 1987. Mr. Luckman does not seek re-election to the Board of Directors but is expected to be elected by the Board of Directors to the position of Director Emeritus following the Annual Meeting. As Director Emeritus, Mr. Luckman will be permitted to attend (but not vote at) all meetings of the Board of Directors. Mr. Luckman is currently a national sales manager of Cellucraft Products Inc., a company engaged in the manufacturing and marketing of flexible packaging, and with which he has been associated for over 40 years. Mr. Luckman is a member of the National Football League Hall of Fame.

COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended June 30, 1995, the Company paid $500 to non-employee directors for each meeting attended in person and $100 for each meeting attended by telephone. During the fiscal year ended June 30, 1995, the Board of Directors met a total of 12 times, including actions taken by unanimous written consent.

         Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees of which he was a member held during the period he served on the Board or committee.

         The Board of Directors has a standing Executive Committee, Audit Committee and a Compensation Committee. During the year the Executive Committee consisted of Messrs. Higgins, Cohn and O'Hanlon and reviewed certain policies and operations of the Company. The Executive Committee met frequently during the fiscal year ended June 30, 1995. The Board has no nominating committee.

         The Audit Committee consists of Messrs. Cohn, Luckman and McHugh and makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and thereafter concerning the auditor's report and management letter. Following the Annual Meeting, Mr. Luckman will be removed from the Audit Committee and will be replaced by an independent Director. During the fiscal year ended June 30, 1995, the Audit Committee met one time.

         The Compensation Committee (the "Compensation Committee") consists of the entire Board of Directors and did not meet at any times other than in the normal course of the Board of Directors' meetings. Following the Annual Meeting, Mr. Luckman, as Director Emeritus, will not serve on the Compensation Committee. The Board of Directors, sitting as the Compensation Committee, reviews the annual compensation rates of the officers and key employees of the Company, administers the Company's compensation plans and makes recommendations in connection with such plans.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the personal liability of a Director of the Company for monetary damages for breach of fiduciary duty of care as a Director. Liability is not eliminated for (i) any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the Director derived an improper personal benefit.

COMPLIANCE WITH REPORTING REQUIREMENTS OF
SECTION 16 OF THE EXCHANGE ACT

         Under Section 16(a) of the Exchange Act, the Company's Directors, executive officers and any persons holding 10% or more of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such report. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies filed with the SEC during the fiscal year ended June 30, 1995, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

COMPENSATION COMMITTEE INTERLOCK AND
INSIDER PARTICIPATION

         The Compensation Committee consists of the entire Board of Directors. No Directors other than those currently serving on the Board of Directors served as members of the Compensation Committee during the last completed fiscal year. No member of that Committee, other than Messrs. Higgins, Cohn, Luckman and O'Hanlon was an officer or employee of the Company or any of its subsidiaries during the year. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended June 30, 1995 (the "1995 fiscal year"), of those persons who were, at June 30, 1995, executive officers of the Company or who served as the Company's Chief Executive Officer during the 1995 fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                                  Long-Term Compensation
                                                Annual Compensation                       Awards
                                                -------------------          --------------------------------
Name and Principal Position       Year         Salary(1)       Bonus         Stock Options and Grants (Shares)
---------------------------------------------------------------------------------------------------------------
David L. Higgins (2)              1995         $200,000          -0-                   -0-
Chairman of the Board and         1994         $176,923          -0-                   -0-
Chief Executive Officer           1993         $216,779          -0-                 50,000

Michael A. O'Hanlon               1995         $228,654          -0-                 132,000(3)
President and Director            1994         $175,000          -0-                 75,000
                                  1993         $  77,404(4)      -0-                 15,000

Richard E. Miller                 1995         $256,248(5)       -0-                   -0-
Vice President                    1994         $  26,442(6)      -0-                 70,000
                                  1993         $-0-              -0-                   -0-

Dominic A. Guglielmi              1995         $169,932          -0-                 88,000(7)
Vice President                    1994         $184,545(8)       -0-                 10,000
                                  1993         $  52,885(9)      -0-                 10,000

James G. Costello (10)            1995         $159,327          -0-                   -0-
Vice President and                1994         $101,769(11)      -0-                 25,000
Chief Financial Officer           1993         $-0-              -0-                   -0-


(1) Indicates salary paid through June 30, 1995, the last regular payment date prior to the end of the 1995 fiscal year.

(2) Mr. Higgins, Chairman of the Board of Directors and Chief Executive Officer during the fiscal year ended June 30, 1995, resigned as Chairman, Chief Executive Officer and a Director effective November 20, 1995.


(3) Under the terms of Amendment No. 1 to the Stock Purchase Agreement dated as of June 14, 1995 ("Amendment No. 1"), between the Company and MEFC Partners, L.P., Mr. O'Hanlon is entitled to receive 132,000 shares of Common Stock if stockholder approval of Proposal 3 described herein is obtained. See "Certain Transactions -- Medical Equipment Finance Corp." and Proposal 3. Based on the closing price of $11.00 for the Common Stock on the New York Stock Exchange ("NYSE") on June 14, 1995 (the date such shares were granted), the aggregate dollar value of such shares was $1.425 million. In addition, these shares will be entitled to receive only those dividends, if any, that are declared and paid after the date on which stockholder approval of Proposal 3 is obtained.


(4) Includes compensation from February 16, 1993, the date which Mr. O'Hanlon began employment with the Company.


(5)      Includes a base salary of $125,000 and commissions earned for
         financing transactions of $131,248 for the fiscal year   ended June
         30, 1995.


(6) Mr. Miller's salary for the 1994 fiscal year, if stated on an annualized basis, would have been $125,000. Mr. Miller also was granted 70,000 stock options upon joining the Company in 1994.


(7) Under the terms of Amendment No. 1, Mr. Guglielmi is entitled to receive 88,000 shares of Common Stock if stockholder approval of Proposal 3 described herein is obtained. See "Certain Transactions -- Medical Equipment

         Finance Corp." and Proposal 3. Based on the closing price of $11.00 for the Common Stock on the NYSE on June 14, 1995 (the date such shares were granted), the aggregate dollar value of such shares was $968,000. In addition, these shares will be entitled to receive only those dividends, if any, that are declared and paid after the date on which stockholder approval of Proposal 3 is obtained.


(8) Includes a base salary of $110,000 and commissions earned for financing transactions of $74,545 for the fiscal year ended June 30, 1994.


(9) Includes compensation from January 4, 1993, the date which Mr. Guglielmi began employment with the Company. Mr. Guglielmi's salary for the 1994 fiscal year, if stated on an annualized basis, would have been $110,000. Mr. Guglielmi also received 10,000 stock options upon joining the Company.


(10)     Mr. Costello passed away on August 29, 1995.


(11) Includes compensation from October 5, 1993, the date which Mr. Costello began employment with the Company. Mr. Costello's salary for the 1994 fiscal year, if stated on an annualized basis, would have been $140,000. Mr. Costello also received 25,000 stock options upon joining the Company.


OPTION GRANTS IN 1995 FISCAL YEAR

         During the 1995 fiscal year, no stock options were granted to the executive officers listed in the Summary Compensation Table.

AGGREGATE OPTION EXERCISES IN THE LAST
FISCAL YEAR END AND FISCAL YEAR END OPTION VALUES

         The following table sets forth further information for the executive officers listed in the Summary Compensation Table with respect to previously granted options:

                      Shares                             Number of Securities Underlying          Value of Unexercised
                      Acquired on      Value             Unexercised Options at                   In-The-Money Options at
Name                  Exercise(#)(1)   Realized ($)(1)   Fiscal Year-End(#)                       Fiscal Year-End($)(2)
---------------------------------------------------------------------------------------------------------------------------------
                                                         Exercisable      Unexercisable           Exercisable       Unexercisable
                                                         -----------      -------------           -----------       -------------
David L. Higgins          -0-            N/A               87,500             57,500              $344,375             -0-

Michael A. O'Hanlon       -0-            N/A               24,750             65,250              $  93,032            -0-

Richard E. Miller         -0-            N/A               14,000             56,000              $  33,250            -0-

Dominic A. Guglielmi      -0-            N/A                6,500             13,500              $  33,688            -0-

James G. Costello         -0-            N/A                5,000             20,000              $  15,625            -0-

(1) During the 1995 fiscal year, no stock options were exercised by the named officers.

(2) Represents the difference between the closing price of the Company's Common Stock on June 30, 1995 and the exercise price of the options.

EMPLOYMENT AGREEMENTS AND INCENTIVE COMPENSATION

         The Company has not entered into any employment agreements with any of its executive officers or employees and, other than the Company's Incentive Stock Option Plan (the "Plan"), has no long-term incentive compensation plan. The Company, however, does provide short-term incentive compensation to certain executive officers through the award of quarterly and/or annual bonuses based upon certain agreed upon performance criteria.

         The Board of Directors and stockholders of the Company adopted the Plan in 1986. The Plan has been amended to increase the number of shares of Common Stock for which options could be issued. Currently, the total number of shares of Common Stock for which options could be issued is 1,250,000. Under the Plan, the number of shares which may be issued on exercise of the options is subject to adjustment by reason of stock splits or other similar capital events.

         The Plan provides for the granting of nonstatutory stock options, as well as incentive stock options to certain key employees and provides that the option price per share for options granted under the Plan must be at least 100% of the fair market value of Common Stock on the date such options were granted. Options are not transferrable under the Plan other than by will or by laws of descent and distribution, and during the participant's lifetime are exercisable only by participant.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         A publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). It is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future, and, therefore, the Company generally has not attempted to qualify any of its compensation plans, programs and arrangements for any of the exceptions to the Deduction Limitation. However, even though it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future, the Company has endeavored to qualify the Stock Bonus Plan (as defined below) for such an exception.

OVERVIEW AND PHILOSOPHY

         The entire Board of Directors sitting as the Compensation Committee is responsible for developing the Company's executive compensation policies. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executives of the Company. The Compensation Committee is responsible for setting and administering the policies which govern annual compensation, the Plan, and determination of bonuses for executives.

         There are three elements in the Company's executive compensation program:

                 o       Base salary compensation.

                 o       Short-term incentive compensation (bonuses).

                 o Long-term incentive compensation (stock options and stock grants).

In designing its compensation programs, the Company believes that executive compensation should reflect the value created for stockholders and support the Company's strategic goals. Specifically, the objectives of the program are as follows:

                 o Attract and retain key executives important to the long-term success of the Company.

                 o Provide incentives for performance with respect to the goals established for each executive by management.

                 o Provide incentives for performance with respect to the Company's goals.

                 o Align the executive's interests with those of the Company's stockholders through participation in stock based plans.

                 o Reward individuals for outstanding contributions to the Company's success.

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the medical equipment finance industry. Actual compensation levels may be greater or less than average competitive levels in other companies based upon annual and long-term Company performance as well as individual performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

BASE SALARY AND SHORT-TERM INCENTIVE COMPENSATION

         The Company's general approach to base salary and short-term incentive compensation is to pay salaries which when combined with bonuses are competitive with the salaries and bonuses paid to executives of other companies in the medical equipment finance industry based upon the individual's experience and past and potential contribution to the Company. As described in the Company's Proxy Statement, the base salary for the Company's executive officers for fiscal year 1995 reflects levels deemed by the Company to have been appropriate in view of the prior and expected contribution of the executives to the Company's development. The Company believes that a significant part of the overall compensation paid to executives should consist of bonuses paid annually or quarterly based on the ability of the executive to achieve specified Company, departmental and individual goals.

STOCK OPTION PLAN AND STOCK BONUS PLAN

         The Board of Directors and the Compensation Committee believe that stock ownership is a significant incentive in building stockholder wealth and aligning the interest of employees and stockholders. Stock options will only have value if the Company's stock price increases. Stock options utilize vesting periods to encourage key employees to continue in the employ of the Company. The Plan authorizes the Compensation Committee to award key employees stock options at exercise prices, vesting schedules and with terms established by the Compensation Committee.

         The Board of Directors believes that the DVI, Inc. 1995 Stock Bonus Plan (the "Stock Bonus Plan") is instrumental in securing and retaining the services of key employees of the Company by allowing them to participate in the ownership and growth of the Company through the issuance of Stock Bonus Plan shares. The Stock Bonus Plan provides key employees an additional inducement to remain in the services of the Company and provides them with an increased incentive to work towards the Company's success.

The Stock Bonus Plan authorizes the Stock Bonus Plan Committee, which is comprised of members of the Board of Directors who are not employees of the Company and have not received Stock Bonus Plan shares or any other equity securities of the Company under any plans maintained by the Company at any time within one year prior to, or during, such member's term of service on the Stock Bonus Plan Committee, to, among other things, determine which key employees will receive awards of the right to receive Stock Bonus Plan shares.

October 28, 1995
                                       Compensation Committee
                                       Gerald L. Cohn
                                       David L. Higgins
                                       William R. Ingles
                                       Sidney Luckman
                                       John E. McHugh
                                       Michael A. O'Hanlon

PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's total stockholder return on Common Stock with the S&P 500 Index and a Peer Group Index, weighted by market equity capitalization, as of the market close on June 29, 1990 through the end of the fiscal year ended June 30, 1995. The Peer Group consists of publicly traded specialty finance companies selected by the Company in good faith. The companies selected are Beneficial Corp., Finova Group Inc. (formerly GFC Financial Corporation), Household International Inc., Comdisco Inc. and Green Tree Financial Corp. Cumulative total returns are calculated assuming that $100 was invested on June 29, 1990 in each of the Common Stock, the S&P 500 Index and the Peer Group Index, and that all dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                   DVI, INC.



                                      [GRAPH]



                                   06/29/90   06/28/91   06/30/92   06/30/93   06/30/94   06/30/95
                                   --------   --------   --------   --------   --------   --------
        DVI, Inc.................    100.0      166.6      179.8      107.9      182.2      225.4
        S&P 500 Index............    100.0      107.4      121.7      138.3      139.9      176.7
        Peer Group Index.........    100.0      111.9      118.8      171.8      191.0      273.5

                              CERTAIN TRANSACTIONS

         DIAGNOSTIC IMAGING SERVICES, INC. Subsequent to the Company's initial investment in IPS Health Care, Inc. ("IPS") in November 1992, the Company made additional investments in common and preferred stock of IPS, financed various leasing transactions for magnetic resonance imaging and other equipment, and entered into several restructuring agreements with IPS. In those restructuring agreements, IPS issued several series of convertible preferred stock to the Company in exchange for cash, equipment and an exchange of debt obligations of IPS previously held by the Company. Through these restructurings, the Company also obtained the right to appoint representatives to IPS's Board of Directors.

         In 1994, the businesses of IPS and Diagnostic Imaging Services, Inc. ("DIS") were combined through a merger (the "IPS Merger"). In the IPS Merger, each outstanding share of common stock of DIS was converted into approximately
4.69 shares of common stock of IPS ("IPS Common Stock"). In addition, each stockholder of DIS received on a pro rata basis (based on each such stockholder's percentage ownership of DIS Common Stock immediately prior to the IPS Merger), options and warrants to purchase additional shares of IPS Common Stock that are substantially identical in number and terms to the options and warrants issued by IPS and outstanding immediately prior to the IPS Merger. As a result of the IPS Merger, Norman Hames, who formerly was the beneficial owner of approximately 95% of the outstanding capital stock of DIS, and the other four stockholders of DIS acquired 50% of the IPS Common Stock.

         In September 1994, following the completion of the IPS Merger, the Company exchanged all the preferred stock of IPS owned by the Company for two new series of convertible redeemable preferred stock (Series F and Series G) of IPS. The exchange agreement also provided for the exchange of certain assets and liabilities of IPS valued at approximately $164,000, the return to IPS of IPS debt obligations valued at approximately $4.0 million, assumption by the Company of certain assets and liabilities of IPS, and the return of certain equipment previously used by the Company to IPS. The Company did not record a gain or loss on any of the restructuring transactions.

         Subsequent to the IPS Merger and the exchange and the other transactions described above, IPS changed its name to DIS.

         The approximately 4.5 million shares of DIS convertible preferred stock now held by the Company have an aggregate liquidation preference of approximately $4.5 million, are redeemable at the option of DIS for approximately $4.5 million plus accrued dividends, and are convertible into common stock of DIS at $2.42 per share for the Series F convertible preferred stock and $1.00 per share for the Series G convertible preferred stock. In addition, the majority shareholder of DIS has the right to repurchase the DIS convertible preferred stock for approximately $4.5 million, plus accrued dividends, through September 2001. The Company also owns approximately 9% of DIS's issued and outstanding common stock. Following the completion of the IPS Merger, the Company's representatives (Mr. Higgins and Mr. Turek) resigned from the Board of Director of IPS. Upon completion of the IPS Merger, new representatives of the Company (Mr. Cohn and Mr. O'Hanlon) became members of the board of directors of DIS.

         MEDICAL EQUIPMENT FINANCE CORP. In January 1993, the Company acquired all of the outstanding shares of common stock of Medical Equipment Finance Corp. ("MEF Corp.") from MEFC Partners L.P., a Delaware limited partnership ("MEFC Partners"). Under the terms of the original purchase agreement, the purchase price was payable before October 15, 1998 in cash or Common Stock of the Company, as elected by the Company. As initially structured, the purchase price was to be determined as a percentage of the after-tax earnings of the MEF Corp. division of the Company during the sixty-six month period following the date of acquisition. During the year ended June 30, 1995, management entered into negotiations with the former shareholders of MEF Corp. to revise certain terms of the purchase agreement. The Company and the former shareholders of MEF Corp. agreed in June 1995 to set the purchase price of MEF Corp. at 400,000 shares of Common Stock (the "MEFC Shares"). Issuance of the MEFC Shares is subject to stockholder approval. See Proposal 3. Michael A. O'Hanlon (President, Chief Operating Officer and a Director of the Company), Dominic A. Guglielmi (Vice President of the Company) and Mark H. Idzerda (an employee of DVI Financial Services) are general partners of MEFC Partners and pursuant to the terms of Amendment No. 1 are entitled to receive 132,000, 88,000 and 80,000 of the MEFC Shares, respectively, if stockholder approval is obtained. In addition, the MEFC Partners have been granted certain registration rights with respect to the MEFC Shares.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information regarding beneficial ownership of shares of Common Stock as of September 30, 1995 by each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director, each nominee for election as director and all current officers and directors as a group.
Persons named in the following table have sole voting and investment powers with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and other information contained in the footnotes to the table. Information with respect to beneficial ownership is based upon the Company's Common Stock records and data supplied to the Company by its stockholders.

                                                       AMOUNT AND
                                                       NATURE OF
         NAME AND ADDRESS OF                           BENEFICIAL                             PERCENT
         BENEFICIAL OWNER                              OWNERSHIP                              OF CLASS
         ----------------                              ---------                              --------
         David L. Higgins**                           356,630(1)(2)                           3.7%
         Gerald L. Cohn***                         431,004(3)(4)(5)                           4.4%
         William R. Ingles**                              21,666(4)                           *
         Sidney Luckman***                             66,701(4)(6)                           *
         John E. McHugh***                             50,399(4)(7)                           *
         Nathaniel Shapiro***                              4,100(8)                           *
         William S. Goldberg***                                  --                           --
         Michael A. O'Hanlon***                   41,573(9)(10)(11)                           *
         Canadian Imperial Bank of
         Commerce Trust Company (Bahamas)
         Limited****                              2,200,720(12)(13)                           21.3%
         Granite Capital, L.P.*****                     608,779(14)                           6.2%
           All directors & officers as a
         group (12 persons)                   1,158,280(11)(15)(16)                11.5%(11)(15)(16)

         *     Less than 1%
         **    4041 MacArthur Boulevard, Suite 401, Newport Beach, California
               92660
         ***   500 Hyde Park, Doylestown, Pennsylvania  18901
         ****  P.O. Box N-3933, Nassau, Bahamas
         ***** 375 Park Avenue, 18th Floor, New York, New York  10152

         (1) Includes 100,000 shares of Common Stock which may be purchased on the exercise of stock options granted under the Plan.

         (2) Includes 2,380 shares of Common Stock held through the Company's Employee Savings Plan.

         (3) Does not include (i) 46,500 shares of Common Stock held of record by Cynthia J. Cohn, who is a Vice President of the Company and one of Mr. Cohn's daughters, in her capacity as trustee of the Cynthia J. Cohn Revocable Trust, (ii) 15,000 shares of Common Stock held of record by a trust established for the benefit of Shelley Cohn Schmidt, another of Mr. Cohn's daughters, (iii) 9,750 shares of Common Stock held of record by a trust established for the benefit of Clayton Schmidt, Mr. Cohn's grandchild, and (iv) 1,000 shares of Common Stock held of record by Blake Schmidt, Mr. Cohn's grandchild, as to all of which Mr. Cohn disclaims any beneficial interest.

         (4) Includes 16,666 shares of Common Stock which may be purchased on the exercise of stock options granted under the Plan.

         (5) Includes an aggregate of 94,338 shares of Common Stock issuable upon conversion of the Company's 9-1/8% Convertible Subordinated Notes Due 2002 (the "Notes") that are held by (i) The Hanna S. and Samuel A. Cohn Memorial Foundation (the "Foundation"), which is a charitable enterprise of which Mr. Cohn is the President and a Board member, and (ii) The Gerald
                 L. Cohn Revocable Trust, which is a trust of which Mr. Cohn is a co-trustee and the sole beneficiary. Mr. Cohn has no financial interest in the Foundation, but may be deemed for securities laws purposes to be the beneficial owner of the securities owned by the Foundation by reason of his positions with the Foundation.

         (6) Includes an aggregate of 37,735 shares of Common Stock issuable upon the conversion of Notes held by Guarantee and Trust Company FBO Sidney Luckman Individual Retirement Account. Does not include (i) 80,000 shares of Common Stock held of record by various trusts established for the benefit of certain members of Mr. Luckman's family, of which either Robert Luckman (Mr. Luckman's son) or another individual is the trustee, or (ii) an aggregate of 28,299 shares of Common Stock issuable upon the conversion of Notes that are held by
                 (A) Luckman Family Ventures, a limited partnership in which Robert Luckman is the general partner and certain of the grandchildren of Sidney Luckman are limited partners, (B) Richard Weiss and Gail Weiss, Jtwros, who are the son-in-law and daughter, respectively, of Sidney Luckman or (C) Robert Luckman, as to all of which Sidney Luckman disclaims any beneficial ownership.

         (7) Does not include an aggregate of 23,584 shares of Common Stock issuable upon conversion of Notes that are held by Brenda McHugh, the wife of Mr. McHugh.

         (8) Includes (i) 3,000 shares of Common Stock held of record by Mr. Shapiro and (ii) 1,100 shares of Common Stock held of record by SF Investments, Inc., a privately held registered broker-dealer, 90% of the common stock of which is owned by Mr. Shapiro. Does not include 25,000 shares of Common Stock that are held of record by Baldwin & Lyons, Inc., a publicly traded insurance company, in which Mr. Shapiro is a director, as to all of which Mr. Shapiro disclaims any beneficial interest.

         (9) Includes 24,750 shares of Common Stock which may be purchased on the exercise of stock options granted under the Plan.

         (10) Includes 1,573 shares of Common Stock held through the Employee Savings Plan.

         (11) Does not include 132,000 shares of Common Stock which Mr. O'Hanlon, a former shareholder of MEF Corp., may become entitled to receive in connection with the Company's acquisition of MEF Corp. See Proposal No. 3.

         (12) Held by Canadian Imperial Bank of Commerce Trust Company (Bahamas) Limited ("CIBC"), as trustee of trusts for the benefit of the grandchildren of A.N. Pritzker, deceased. Does not include 56,339 shares of Common Stock owned by a partnership comprised of trusts for the benefit of members of the Pritzker Family. CIBC is not the trustee of such trusts. As used herein, the term "Pritzker Family" refers to the lineal descendants of Nicholas J. Pritzker, deceased.

         (13) Includes an aggregate of 716,981 shares of Common Stock issuable upon conversion of Notes that are held by CIBC.

         (14) Includes an aggregate of 188,679 shares of Common Stock issuable upon conversion of Notes that are held by Granite Capital, L.P.

         (15) Includes 127,000 shares which may be purchased on the exercise of stock options granted under the Plan, in addition to those shares that may be purchased on the exercise of options set forth in footnotes (1), (4) and (9).

         (16)    Does not include 88,000 shares of Common Stock which Dominic
                 A. Guglielmi, a vice president of the Company and a former shareholder of MEF Corp., may be entitled to receive in connection with the Company's acquisition of MEF Corp. See Proposal No. 3.

VOTE REQUIRED; BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required for the election of each nominee specified in this proposal. The Board of Directors unanimously recommends that you vote FOR the election of each nominee specified in this proposal. Proxies solicited by the Board of Directors will be voted for the nominees specified in this proposal unless authority to vote for one or more of such nominees is specifically withheld in the proxy.

                                   PROPOSAL 2

          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

DESCRIPTION OF PROPOSED AMENDMENT

         At the Annual Meeting, there will be presented to the stockholders a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 13,000,000 to 75,000,000. The Board of Directors has determined that an increase in the Company's authorized Common Stock is in the best interests of the Company and its stockholders. The Company's ability to grow in the future will depend on its access to new sources of financing. These sources may include the issuance and sale of additional shares of Common Stock in one or more public and/or private transactions. At October 16, 1995, 9,620,898 shares were issued and outstanding and an additional 3,347,685 shares were reserved for issuance on exercise of various outstanding options and warrants. As a result, only 31,417 shares remained authorized and available for issuance at the date of this Proxy Statement. If a sufficient number of authorized shares of Common Stock were not available and the authorization of the increase in the authorized number of such shares were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time might significantly impair the Company's ability to meet its objectives. Furthermore, additional shares of Common Stock are necessary for issuance in connection with (i) the acquisition of MEF Corp. (See Proposal 3) and (ii) the establishment of the DVI, Inc. 1995 Stock Bonus Plan (See Proposal 4). The Board of Directors frequently reviews acquisition opportunities, some of which might involve the issuance of Common Stock. At the date of this Proxy Statement, the Company has not entered into any definitive arrangement for any such acquisitions.

         If the proposal is approved, the additional shares of Common Stock will be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may approve without the need to obtain the approval of the Company's stockholders, other than as required by the rules of the New York Stock Exchange. At the date of this Proxy Statement, the Company has no definitive plans to issue additional shares of Common Stock.

         If this proposal is approved, the first paragraph of Article FOURTH of the Company's Certificate of Incorporation will be amended and restated in its entirety as follows:

                 "FOURTH: The Corporation is authorized to issue 75,100,000 shares of capital stock, of which 75,000,000 shares shall be Common Stock, par value $.005 per share, and 100,000 shares shall be Preferred Stock, par value $10.00 per share."

VOTE REQUIRED; BOARD RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of Common Stock on the Record Date is required for the proposed amendment to the Certificate of Incorporation. The Board of Directors unanimously recommends that you vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a vote against the proposal or abstention is specifically indicated.

                                   PROPOSAL 3

PROPOSAL TO RATIFY AND APPROVE AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

DESCRIPTION OF AMENDMENT NO. 1

         At the Annual Meeting, there will be presented to the stockholders a proposal to (i) ratify and approve Amendment No. 1 to Stock Purchase Agreement, dated as of June 14, 1995 ("Amendment No. 1"), between the Company and MEFC Partners; and (ii) authorize and approve the issuance of an aggregate of 400,000 shares of Common Stock pursuant to the terms of Amendment No. 1.

         In January 1993, the Company acquired all the outstanding shares of common stock of MEF Corp. from MEFC Partners pursuant to a Stock Purchase Agreement dated as of January 6, 1993 (the "Agreement"), between the Company and the MEFC Partners. Under the terms of the Agreement, the purchase price was payable before October 15, 1998 in cash or Common Stock of the Company, as elected by the Company. As initially structured, the purchase price was to be determined as a percentage of the after-tax earnings of the MEF Corp. division of the Company during the sixty-six month period following the date of the acquisition. During the year ended June 30, 1995, the Company entered into negotiations with the former shareholders of MEF Corp. to revise certain terms of the Agreement. The reason for the amendment was that due to the integration of the former MEF Corp. personnel and business relationships into the Company's business, the concept of segregating the earnings of the "MEF Corp. division" as contemplated by the Agreement was becoming increasingly impractical and was likely to result in substantial uncertainties. Due to this fact and because of changes in the Company's business, it was not possible for the Company to compute the number of shares to which MEFC Partners would have been entitled under the original provisions of the Agreement. Based on negotiations between the Company and MEFC Partners, the Company and the former shareholders of MEF Corp. agreed in June 1995 to set the purchase price of MEF Corp. at 400,000 shares of Common Stock (the "MEFC Shares") pursuant to the terms of Amendment No. 1.

         Under the rules of the NYSE (on which the Common Stock is listed), issuance of the MEFC Shares requires the approval of the Company's stockholders because certain of the Company's officers have an interest in the transaction. Michael A. O'Hanlon (President, Chief Operating Officer and a Director of the Company), Dominic A. Guglielmi (Vice President of the Company) and Mark H. Idzerda (an employee of DVI Financial Services) are general partners of MEFC Partners and pursuant to the terms of Amendment No. 1 will be entitled to receive 132,000, 88,000 and 80,000 of the MEFC Shares, respectively, if stockholder approval is obtained. In addition, the MEFC Partners have been granted certain registration rights with respect to the MEFC Shares. See "Certain Transactions - Medical Equipment Finance Corp."

         On June 8, 1995 the Board of Directors approved and recommended for submission to the Company's stockholders for their approval the terms of Amendment No. 1 and the issuance of the MEFC Shares thereunder. Amendment No. 1 is conditioned on, among other things, the approval of stockholders of the issuance of the MEFC Shares. The Board of Directors has determined, based on the considerations described above, that the issuance of the MEFC Shares to the MEFC Partners pursuant to the terms of Amendment No. 1 is in the best interests of the stockholders and the Company and believes that the acquisition of MEF Corp. was an important part of the Company's strategy of continued future growth.

A copy of the Amendment is attached as Annex 1 to this Proxy Statement.


VOTE REQUIRED; BOARD RECOMMENDATION

         Under the rules of the NYSE, the affirmative vote of a majority of the outstanding shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required for ratification and approval of Amendment No. 1 and authorization and approval of the issuance of the MEFC Shares in accordance with the terms of Amendment No. 1, provided that the total vote cast represents over 50% in interest of all shares of Common Stock entitled to vote on this proposal. The Board of Directors unanimously recommends that you vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a vote against the proposal or abstention is specifically indicated.

                                   PROPOSAL 4

       PROPOSAL TO RATIFY AND APPROVE THE DVI, INC. 1995 STOCK BONUS PLAN

DESCRIPTION OF 1995 STOCK BONUS PLAN

         On June 8, 1995 the Board of Directors adopted and recommended for submission to stockholders for their approval the DVI, Inc. 1995 Stock Bonus Plan (the "Stock Bonus Plan"). The Stock Bonus Plan will permit the Company to issue up to 200,000 shares of Common Stock in the aggregate (the "Stock Bonus Plan Shares") to certain key employees. These employees will include Michael
A.  O'Hanlon, the Company's President and Chief Operating Officer, and Dominic
A. Guglielmi, a Vice President of the Company. See "Certain Transactions -- Medical Equipment Finance Corp." Except with respect to certain changes in the Company's capital structure, the aggregate number of shares of Common Stock that may be awarded under the Stock Bonus Plan to any participant may not exceed 100,000 shares.

         The Stock Bonus Plan Shares may be issued by the Company on the earlier to occur of (i) such time on or prior to December 31, 1998 as the last sales price (as reported in the consolidated reporting system of the New York Stock Exchange, Inc. (the "NYSE")) of the Common Stock is $16.00 per share or higher for 30 consecutive calendar days, provided that any such employee entitled to Stock Bonus Plan Shares under the Stock Bonus Plan must be employed by the Company during the above described 30-day period in order to receive Stock Bonus Plan Shares or (ii) a Sale of the Company (as defined below) in which the consideration to be received for each share of Common Stock is $13.00 or higher. The determination of the Stock Bonus Plan Committee (as defined below) as to the occurrence of either condition shall be final and conclusive. "Sale of the Company" is defined in the Stock Bonus Plan as the earliest to occur of the following events, whether in one transaction or a series of related transactions: (a) any sale, lease, exchange or transfer of all or substantially all of the assets of the Company and/or its subsidiaries to any party other than an affiliate of the Company; or (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act except where a person is deemed to have acquired beneficial ownership by virtue of Rule 13-3(d)(1)(i) under the Exchange Act), directly or indirectly, of 75% or more of the total voting power of all classes of capital stock then outstanding of the Company normally entitled to vote in the election of Directors.

         The Plan will be administered by a committee (the "Stock Bonus Plan Committee") comprised of members of the Board of Directors who are not employees of the Company and have not received Stock Bonus Plan Shares or any other equity securities of the Company under any plans maintained by the Company at any time within one year prior to, or at any time during, such member's term of service on the Stock Bonus Plan Committee. The Stock Bonus Plan Committee shall have the exclusive authority to, among other things, (i) construe and interpret the Stock Bonus Plan, (ii) subject to the provisions of the Stock Bonus Plan, to determine the participants who will receive awards of the right to receive Stock Bonus Plan Shares, (iii) award the right to receive Stock Bonus Plan Shares under the Stock Bonus Plan, (iv) contest any ruling or decision relating to the Stock Bonus Plan, and (v) determine whether income tax withholding will be required under the Stock Bonus Plan. The determinations by the Stock Bonus Plan Committee will be final and conclusive. Each award of the right to receive Stock Bonus Plan Shares shall be subject to payment by the participant of the par value for the Stock Bonus Plan Shares awarded, the conditions specified above and such other conditions, not inconsistent with the Stock Bonus Plan, as the Stock Bonus Plan Committee shall deem appropriate. In the event the conditions described above fail to occur, the Stock Bonus Plan will terminate on December 31, 1998.

         The Board of Directors believes that the Stock Bonus Plan is instrumental in securing and retaining the services of key employees of the Company by allowing them to participate in the ownership and growth of the Company through the issuance of Stock Bonus Plan Shares. The Stock Bonus Plan provides key employees an additional inducement to remain in the service of the Company and provides them with an increased incentive to work towards the Company's success.

         A copy of the Stock Bonus Plan is attached on Annex 2 to this Proxy Statement.

VOTE REQUIRED; BOARD RECOMMENDATION

         Section 16(b) of the Exchange Act, and the rules promulgated thereunder ("Rule 16b-3") and the Rules of the NYSE require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting for approval of the Stock Bonus Plan, provided that the total vote cast represents over 50% in interest of all shares of Common Stock entitled to vote on this proposal. The Board of Directors unanimously recommends that you vote for this proposal. Proxies solicited by the Board of Directors will be voted for this proposal unless a vote against the proposal or abstention is specifically indicated.

                                   PROPOSAL 5

                 PROPOSAL TO RATIFY APPOINTMENT OF ACCOUNTANTS

         The Company proposes to select Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending June 30, 1996. Deloitte & Touche LLP has been the independent accountants for the Company since May 1987. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

VOTE REQUIRED; BOARD RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company's independent certified public accountants. Proxies solicited by the Board of Directors will be voted for the proposal unless a vote against the proposal or an abstention is specifically indicated.

                         ANNUAL REPORT TO STOCKHOLDERS

         The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1995 (the "Annual Report"), which is being mailed concurrently with the mailing of this Proxy Statement, contains the consolidated financial statements of the Company. Such consolidated financial statements, including the notes thereto and management's discussion and analysis of financial condition and results of operations (collectively, the "Financial Statements"), are incorporated by reference herein and are considered a part of the proxy soliciting material. Except for the Financial Statements, the Annual Report is not incorporated in this Proxy Statement and is not considered a part of the proxy soliciting material.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         The Company has received no stockholder proposals to be voted on at this meeting. Appropriate stockholder proposals which are intended to be presented at the 1996 Annual Stockholder's Meeting must be received by the Company no later than June 30, 1996, in order to be included in the 1996 proxy materials.

                                 OTHER MATTERS

         All expenses in connection with the solicitation of proxies will be paid by the Company. The Company may pay brokers, nominees, fiduciaries or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone, telex or telegraph.

         As of the date of this Proxy Statement, the management has no knowledge of any matters to be presented at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.

                                              By Order of the Board of Directors



                                              Melvin C. Breaux
                                              Secretary

October 28, 1995


STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE, A COPY OF THE COMPANY'S 1995 ANNUAL REPORT ON FORM 10-K BY SENDING A WRITTEN REQUEST TO CORPORATE COMMUNICATIONS, DVI, INC., 4041 MACARTHUR BOULEVARD, SUITE 401, NEWPORT BEACH, CALIFORNIA 92660.

                                                                         ANNEX 1

                                                                  EXECUTION COPY

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

         AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT ("Amendment") dated as of June 14, 1995 between DVI, INC. (formerly known as DVI HEALTH SERVICES CORPORATION), a Delaware corporation ("Buyer"), and MEFC PARTNERS L.P., a Delaware limited partnership ("Seller").

         WHEREAS, Buyer and Seller (i) have entered into a Stock Purchase Agreement dated as of January 6, 1993 (the "Agreement") relating to the purchase by Buyer and the sale by Seller of all of the common stock, par value $.01 per share, of Medical Equipment Finance Corporation (all capitalized terms not otherwise defined in this Amendment are used herein as defined in the Agreement) and (ii) desire to amend the Agreement pursuant to Section 9.6 thereof upon the terms hereinafter set forth.

         NOW THEREFORE, in consideration of the premises, the mutual covenants, representations, warranties and agreements set forth in this Agreement, and of other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:

         1. Amendments to Agreement. Subject to the conditions of Section 2 hereof, Section 1.2 of the Agreement is hereby amended in its entirety as follows:

                 "1.2 Consideration. In consideration of the sale of the Shares, Buyer shall deliver to Seller, as the purchase price for the Shares, an aggregate of 400,000 shares of the common stock, par value $.01 per share, of the Buyer (the "DVI Common Stock") at such time as the conditions set forth in Section 2 are satisfied. Each of Buyer and Seller shall account for and report the issuance of the shares of DVI Common Stock as purchase price for the Shares."

         2. Conditions to Effectiveness. This Amendment is subject to the satisfaction in full of the following conditions precedent:

                 (a) Each of Buyer and Seller shall have received fully executed counterparts of this Amendment;

                 (b) Buyer shall have filed an amended Listing Application with the New York Stock Exchange (the "NYSE") and received the approval of the NYSE with respect thereto (subject to official notice of issuance);

                 (c) Buyer shall have made such filings and received such approvals as may be required under federal and state securities laws for the issuance of the shares of DVI Common Stock pursuant to
         Section 1 hereof;

                 (d) The issuance of the DVI Common Stock shall have been approved by the stockholders of Buyer; and

                 (e) Seller shall have received one or more certificates evidencing the shares of DVI Common Stock to be acquired by it hereunder.

         3.      Representations and Warranties.

                 (a)      Buyer represents and warrants to Seller that:

                          (i) This Amendment has been duly authorized, executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms;

                          (ii) No consent, approval, authorization, order, registration or qualification of or with any governmental authority or other entity or person is required for the consummation by Buyer of the transactions contemplated by this Amendment;

                          (iii) The shares of DVI Common Stock to be issued to Seller have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable; good and valid title to each of the shares of DVI Common Stock will be transferred by Buyer to Seller, free and clear of any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (other than restrictions on transfer imposed by the Securities Act (as hereinafter defined) or the applicable securities laws of any State); and

                          (iv) The representations and warranties of Buyer contained in the Agreement are true and correct on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representation and warranties relate to an earlier date).

                 (b)      Seller represents and warrants to Buyer that:

                          (i) This Amendment has been duly authorized, executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms;

                          (ii) No consent, approval, authorization, order, registration or qualification of or with any governmental authority or other entity or person is required for the consummation by Seller of the transactions contemplated by this Amendment;

                          (iii)   (A)      Seller is acquiring the shares of
         DVI Common Stock hereunder for its own account and with no intention of distributing or selling such shares except for distribution thereof to its partners. Seller understands that the shares of DVI Common Stock being acquired by it hereunder have not been (and are not being) registered under the Securities Act by reason of their contemplated issuance in transaction(s) exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of Buyer on such exemption from registration is predicated in part on the representations and warranties of Seller hereunder.

                                  (B)      Seller agrees that it will not sell
         or otherwise dispose of any share(s) of DVI Common Stock acquired by it hereunder unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any State.

                                  (C)      Seller understands that a
         restrictive legend consistent with the foregoing has been or will be placed on the certificates evidencing the shares of DVI Common Stock to be issued to it hereunder, and related stop transfer instructions will be noted in the transfer records of Buyer and/or its transfer agent for such shares of capital stock; and

                          (iv) the representations and warranties of Seller contained in the Agreement are true and correct on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representation and warranties relate to an earlier date).

         4.      Miscellaneous.

                 (a) Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement. Except expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms "the Agreement," "herein," "hereof," "hereinafter," "hereto" and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by the Amendment. References to the terms "Agreement" appearing in the Exhibits or Schedules to the Agreement, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

                 (b) Headings and terms. The headings in this Amendment are for purposes of reference only and shall not be considered in construing this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 (c) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original and all together shall constitute one agreement.

                 (d) Law Governing. This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the State of New York, without giving effect to its conflict of laws provisions.

                 (e) Public Announcements. Buyer and Seller each hereby agrees it will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Amendment, the transactions contemplated hereby or agreements or transactions referred to herein without the prior approval of the other party except as may be required by applicable law.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                   BUYER:
                                   DVI, INC. (FORMERLY KNOWN AS DVI HEALTH
                                   SERVICES CORPORATION), a Delaware corporation


                                   By: /s/ David L. Higgins
                                      ----------------------------------
                                      Name: David L. Higgins
                                      Title: Chief Executive Officer

                                   SELLER:

                                   MEFC PARTNERS L.P., a Delaware limited
                                   Partnership


                                   By: /s/ Dominic Guglielmi
                                      ----------------------------------
                                      Name:  Dominic Guglielmi
                                      Title: General Partner


                                   By: /s/ Mark Idzerda
                                      ----------------------------------
                                      Name:  Mark Idzerda
                                      Title: General Partner

                                                                         ANNEX 2


                                   DVI, INC.
                             1995 STOCK BONUS PLAN

1.       Preamble.

         DVI, Inc., a Delaware corporation (the "Company"), has established this DVI, Inc. 1995 Stock Bonus Plan, (as set forth herein and as amended from time to time the "Plan") as a means whereby the Company may provide key employees who have substantial responsibilities for the direction and management of the Company and its Subsidiaries (as hereinafter defined) with additional incentive to promote the success of the businesses operated by the Company and its Subsidiaries.

2.       Definitions.

         1.021 "Affiliate" means, with respect to any person or entity, any person or entity who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity.

         1.022 "Award Date" means the date upon which rights to receive shares of Bonus Stock are awarded to a Participant under the Plan.

         1.023 "Board" or "Board of Directors" means the board of directors of the Company.

         1.024 "Bonus Stock" means Common Stock awarded to a Participant pursuant to this Plan and subject to the restrictions contained in Section 6.

         1.025 "Bonus Stock Agreement" means an agreement, substantially in the form of Exhibit A hereto, or such other agreement as the Committee shall from time to time approve to memorialize an award pursuant to hereto.

         1.026 "Committee" shall initially mean the Compensation Committee of the Board of Directors (so long as it meets the requirements of this Section), or, in the event the Compensation Committee fails to meet such requirements, such other committee selected by the Board which is comprised exclusively of Directors, provided that each member of the Committee (a) shall not, at any time within one year prior to, or at any time during such member's term of service on the Committee, have received any award of Bonus Stock under the Plan or any other equity security under any other plan maintained by the Company or any of its affiliates, except as permitted pursuant to the provisions of Rule 16b-3(c)(2)(i) of the Exchange Act or any successor rule thereto; and (b) shall be an outside Director as determined under Proposed Regulation 26 CFR Section 1.162-27(e)(3) or any final or successor regulation thereto.

         1.027 "Common Stock" means the common stock of the Company, $.005 par value.

         1.028   "Director" means a member of the Board.

         1.029 "Exchange Act" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

         2.10    "Fair Market Value" means for the relevant day:

                 (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

                 (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

                 (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee based upon the best available data, which determination shall be conclusive for all purposes.

         2.11 "Participant" means an employee of the Company to whom rights to receive Bonus Stock have been awarded under the Plan.

         2.12 "Sale of the Company" means the earliest to occur of the following events, whether in one transaction or a series of related transactions:

                 (a) any sale, lease, exchange or transfer of all or substantially all of the assets of the Company and/or its Subsidiaries to any party other than an Affiliate of the Company; or

                 (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act except where a person is deemed to have acquired beneficial ownership by virtue of Rule 13-3(d)(1)(i) under the Exchange Act), directly or indirectly, of 75% or more of the total voting power of all classes of capital stock then outstanding of the Company normally entitled to vote in the election of Directors.

         2.13 "Securities Act" means the Securities Act of 1933, as it exists now or from time to time may hereafter be amended.

         2.14 "Subsidiary" means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

3.       Stock Subject to the Plan.

         Except as otherwise provided in Section 8, the aggregate number of shares of Common Stock that may be awarded as Bonus Stock under this Plan may not exceed 200,000 shares. Shares of Common Stock reserved for issuance pursuant to this Plan may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any award of rights to receive Bonus Stock hereunder shall terminate or expire, as to any number of shares, new rights to receive Bonus Stock may thereafter be awarded with respect to such shares. Except as otherwise provided in Section 8, the aggregate number of shares of Common Stock that may be awarded as Bonus Stock to any Participant may not exceed 100,000.

4.       Administration.

         The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

                 (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

                 (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

                 (c) subject to the express provisions of the Plan, to determine the Participants who will receive awards of rights to receive Bonus Stock, the times when Participants will receive such awards, the number of shares to be subject to each award and the payment terms, payment method, and expiration date applicable to each award;

                 (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of Bonus Stock (or rights to receive the same);

                 (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of rights to receive Bonus Stock granted thereunder as it may deem necessary or advisable; and

                 (f)      to determine whether income tax withholding under
          Section 9 of this Plan will be required.

5.       Eligible Employees.

         Subject to the provisions of the Plan, the Committee shall determine from time to time those key employees of the Company or a Subsidiary who shall be designated as Participants and the number of shares of Bonus Stock to which each such Participant shall be granted rights or receive upon the terms and subject to the conditions of this Agreement.

6.       Terms and Conditions of Awards.

         The Committee, in its discretion, may award the right to receive shares of Bonus Stock to any Participant under the Plan. Each award of the right to receive shares of Bonus Stock shall be evidenced by a Bonus Stock Agreement between the Company and the Participant. Each award of the right to receive shares of Bonus Stock under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

                 (a) Issuance of Shares. No shares of Bonus Stock will be issued until (i) payment therefor is made in accordance with Section 7 hereof and (ii) the earlier to occur of (x) such time on or prior to December 31, 1998 as the Fair Market Value per share of Common Stock is greater than or equal to $16 for a period of 30 consecutive calendar days; and (y) immediately prior to the occurrence of a Sale of the Company at any time on or prior to December 31, 1998 so long as the value of the consideration to be paid to all stockholders of the Company in connection with such Sale of the Company is greater than or equal to $13 per share of Common Stock. The determination of the Committee as to the occurrence of either condition to issuance shall be final and binding on the Company and all Participants in the Plan. In the event neither condition to issuance shall occur on or prior to December 31, 1998, no shares of Bonus Stock will be issued pursuant hereto and this Plan shall terminate.

                 Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, certificates evidencing shares of Bonus Stock shall be delivered to Participants as soon as practicable after they are issued.

                 (b) Forfeitures. A Participant shall forfeit all rights to receive shares of Bonus Stock awarded to such Participant hereunder on the date that such participant's employment by the Company is terminated for any reason. A transfer of a Participant's employment from the Company to a Subsidiary or affiliate, orvice versa shall not be a termination of employment for purposes of this Plan. This
         Section 6(b) shall not apply to any shares of Bonus Stock which shall have been issued prior to the date upon which such Participant's employment by the Company is terminated.

                 (c) Legends. Each certificate representing shares of Bonus Stock issued to any Participant who may (in the Company's discretion) be deemed to be an "affiliate" of the Company for purposes of the Securities Act shall bear the following (or a similar) legend:

                 "The shares of Common Stock represented hereby have not been registered under the Securities Act of 1933, as amended (the Securities Act"), or any state securities laws. These securities may not be transferred or resold except as permitted under the Securities Act and the applicable state securities laws, pursuant to either registration thereunder or exemption therefrom."

7.       Payment for Shares of Bonus Stock.

         In connection with the issuance of shares of Bonus Stock pursuant hereto, the Participant shall pay or the Company shall cause to be paid an amount equal to the product of (a) the par value per share of the Common Stock, multiplied by (b) the number of shares of Bonus Stock to be issued.

8.       Adjustments to Reflect Changes in Capital Structure.

         If there is any change in the corporate structure or shares of the Company, the Board of Directors may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding rights to receive Bonus Stock in the number and kind of shares covered thereby. For the purpose of this Section 8, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

9.       Withholding Tax.

         The Company shall have the right to withhold, from any compensation payable to Participants, any income taxes required by law to be withheld as a result of the issuance of Bonus Stock or the grant to the Participant of rights to receive the same.

10.      No Right To Employment.

         Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

11.      Amendment of the Plan.

         The Committee may from time to time amend or revise the terms of this Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary; provided, however, that (a) no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent and (b) the Committee may not, without approval by the holders of a majority of the shares of the Company's Common Stock present at a duly held stockholders' meeting or otherwise represented and entitled to vote thereon, (i) change the aggregate number of shares of Common Stock that may be awarded pursuant to the Plan (except in accordance with the provisions of Section 8), (ii) change the class of eligible individuals who may receive awards under the Plan, or (iii) materially increase benefits accruing to Participants under the Plan.

12.      Conditions Upon Issuance of Shares.

         Rights to receive Bonus Stock shall not be awarded and shares of Bonus Stock shall not be issued unless any such transaction shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

13.      Effective Date and Termination of Plan.

         13.1 Effective Date. This Plan is effective as of the later of the date of its adoption by the Committee, or the date it is approved by the stockholders of the Company, in accordance with Rule 16b-3(b) under the Exchange Act.

         13.2 Termination of the Plan. The Plan will terminate on January 1, 1999, or at such other time as the Committee, in its sole discretion, may determine. The Committee may terminate the Plan at any time with respect to any shares of Common Stock authorized for awards under Section 3 for which rights to receive the same have not been awarded under this Plan. Termination of the Plan will not affect the rights and obligations of any Participant with respect to awards to receive Bonus Stock which have been granted prior to termination and shares of Bonus Stock which have been issued prior to termination to Bonus Stock awarded before termination.

14.      Rules of Construction.

         14.1 Governing Law. The construction and operation of this Plan are governed by the laws of the State of Delaware.

         14.2 Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

         14.3 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

         14.4 Gender. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

         14.5 Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

         14.6 Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

                                   EXHIBIT A


                                   DVI, INC.
                             STOCK BONUS AGREEMENT

         STOCK BONUS AGREEMENT (this "Agreement") dated as of ____ day of _________________________, 1995 between DVI, Inc. a Delaware corporation (the "Company"), and ______________________ (the "Participant").

3. The Company, in order to provide additional incentive to the Participant to promote the success of the businesses operated by the Company and its subsidiaries, hereby awards to the Participant the right to receive a total of ____ shares of Common Stock of the Company ("Bonus Stock"), pursuant to the DVI, Inc. 1995 Stock Bonus Plan (the "Plan"), subject to the conditions and restrictions set forth below and in the Plan.

                 4. The Participant hereby acknowledges that the Bonus Stock will not be issued until the Committee determines that the conditions to issuance set forth in the Plan have been satisfied.

                 5. In the event the Company deems the Participant to be an "affiliate" (as such term is defined under the Securities Act of 1933, as amended) of the Company at the time the Bonus Stock is issued, the certificate evidencing the Bonus Stock shall bear a legend as set forth in paragraph 6(c) of the Plan.

                 6. In the event that the Participant's employment by the Company is terminated for any reason prior to the date the Bonus Stock is issued, the Participant shall forfeit all rights to receive the Bonus Stock.

                 7. This award of Bonus Stock is subject to all of the terms and conditions of the Plan (a copy of which is attached and made a part hereof) and to the determinations of the Committee, which administers the Plan. Capitalized terms used and not otherwise defined herein shall be deemed to have the same meaning ascribed thereto as in the Plan.

                 8. The Participant agrees that the Company may withhold, from any compensation payable to the Participant, any income taxes required by law to be withheld as a result of the issuance of the Bonus Stock or the grant to Participant of rights to receive the same.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         To accept this award, the Participant must sign and date the enclosed copies of this Agreement and return them to the Secretary of the Company.


         DVI, INC., a Delaware corporation



         By:_____________________________

         Name:___________________________

         Title:__________________________

Accepted and Agreed to:



____________________________
         Participant

Dated:___________________

                                  DVI, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON DECEMBER 15, 1995


The undersigned hereby constitutes and appoints Steven R. Garfinkel and Melvin
C. Breaux, or either of them, attorneys and proxies for the undersigned with full power of substitution to vote all shares of Common Stock of DVI, Inc. (the "Company") owned or held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Cock'N Bull Restaurant, Lahaska, Pennsylvania, on Friday, December 15, 1995, at 10:30 a.m. and at any adjournment thereof.


THE PROXY HOLDERS ARE DIRECTED TO VOTE AS SET FORTH BELOW. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED AND DATED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1, "FOR" ITEMS 2, 3, 4 AND 5 AND IN ACCORDANCE WITH THE JUDGMENT OF SUCH PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY HOLDERS WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
     PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


                               SEE REVERSE SIDE

The Board of Directors recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR" Items 2, 3, 4 and 5.

        Please mark your
   [X]  votes as this
        example

                FOR all nominees listed           WITHHOLD
                below (except as marked       AUTHORITY to vote
                 to the contrary below)        for all nominees
 1.  Election of
     Directors            [ ]                        [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

G. Cohn, J. McHugh, M. O'Hanlon,
N. Shapiro, W. Goldberg
                                                       FOR   AGAINST  ABSTAIN

2.  To amend Article Fourth of the Company's
    Certificate of Incorporation to increase the       [ ]     [ ]      [ ]
    number of shares of Common Stock the Company is authorized to issue from 13,000,000 shares to 75,000,000 shares.

3.  To ratify and approve amendment No. 1 to the
    Stock Purchase Agreement dated as of June 14,      [ ]     [ ]      [ ]
    1995 ("Amendment No. 1"), between the Company and MEFC Partners, L.P., and to authorize and approve the issuance of an aggregate of 400,000 shares of Common Stock pursuant to Amendment No. 1.

4.  To approve the DVI, Inc. 1995 Stock Bonus Plan.    [ ]     [ ]      [ ]

5.  To ratify the appointment of Deloitte & Touche
    LLP as independent public accountants for the      [ ]     [ ]      [ ]
    Company for the fiscal year ending June 30, 1996.

6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of the Company's Annual Report to Stockholders and of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting.

Signatures(s)                                         Date               , 1996
             ----------------------------------------      --------------

Please mark, date and sign as your name appears above and return in the enclosed envelope. When signing as an agent, attorney, or fiduciary, or for a corporation or partnership, indicate the capacity in which you are signing. Shares registered in joint names should be signed by each joint tenant or trustee.